Form C

Cover Page

Name of issuer:

Minds Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 10/3/2011

Physical address of issuer:

PO Box 7681
Wilton CT 06897

Website of issuer:

https://minds.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

6/9/2017

Minds Inc.'s campaign ended on 6/9/2017. The deadline date of the XML cover page is set to today to work around an EDGAR limitation.

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$41,605.00	$19,048.00
Cash & Cash Equivalents:	$3,596.00	$19,048.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$568,723.00	$207,247.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$97,696.00	$58,463.00
Cost of Goods Sold:	$98,848.00	$62,584.00
Taxes Paid:	$567.00	$895.00
Net Income:	($335,228.00)	($236,992.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Minds Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Ottman	Chairman	Solix	2012
Bill Ottman	CEO	Minds	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mark Harding	Co-founder	2012
Mark Harding	CTO	2012
John Ottman	Co-founder	2012
John Ottman	Chairman	2012
John Ottman	Vice President	2012
Ian Crossland	Director of Media	2012
Bill Ottman	Founder	2011
Bill Ottman	CEO	2011
Bill Ottman	President	2011
Bill Ottman	Secretary	2011
Bill Ottman	Treasurer	2011
Peter Schwartz	CFO	2016
Peter Schwartz	Principal Financial Officer	2016
Peter Schwartz	Comptroller	2016
Peter Schwartz	Principal Accounting Officer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
The Minds Trust (The primary beneficiary is Margaret Ottman. The eligible beneficiaries are Margaret Ottman, John Ottman III, Elizabeth Ottman and William Ottman)	500,000 Common Stock	20.0
John Ottman	500,000 Common Stock	20.0
Bill Ottman	1,000,000 Common Stock	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Global markets for the Company's offering are highly competitive and subject to rapid technological change. The Company may not be able to effectively compete in some or all of these markets. Some competitors may have greater financial, research and development, operational and marketing resources than Minds and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Minds' competitors to respond more quickly with new, alternative or emerging technologies. The Company's quarterly and annual operating results may fluctuate widely, and be negatively affected by efforts to build volume or react to competition.
>
> The Company relies on Amazon Web Services for hosting and other third party technology vendors such as Stripe, Braintree, Google and Paypal for payments and financial services. Any interruption in the availability of these services could have material negative impact on our ability to deliver service to users, as well as the profitability of these operations. Interruptions could occur due to both Internet outages as well as policy changes or terms violations according to these third parties. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings. Our long-term vision is to extract all third party hosting requirements in order to become independently sustainable.
>
> Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Minds user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

Until now, Minds has obtained sufficient capital for operations primarily from investors and cash infusions from the founder. Future operations depend on Minds' ability to generate revenue. While Minds may consider funding its business in the future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained. In the two most recent fiscal years ending December 31, 2016, the Company has consumed a total of over $600K in cash. There is no guarantee that, even with significant subsequent cash infusions, the Company will break even or generate positive cash flows.

Minds is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. Minds' success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Minds operates. If any of Minds' key personnel were to quit the company or die, the business may be adversely affected.

Although most of our officers are full time, please note that Andy Culp and Peter Schwartz are not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Expand the development team with additional full-stack developers, to focus on mobile, frontend and backend projects such as:

Boost ad network

User experience and usability

Bug fixes and feature improvements

Grow Internet infrastructure with servers, storage and network.

Workspace

If we raise: **$250,000**

Use of Proceeds: Above

Hire an additional full-stack developers to focus on mobile, frontend and backend projects such as:

Monetization

Video enhancements

Group chat

If we raise: **$500,000**

Use of Proceeds: Above

Hire salesperson to sell advertising and boost reach

Invest in marketing for talent acquisition and influencer onboarding

Hire an additional full-stack developers to focus on mobile, frontend and backend projects such as:

Load testing and infrastructure performance

Email and retention management

Messenger

Grow Internet infrastructure with servers, storage and network.

If we raise: **$750,000**

Use of Proceeds: Above

Hire an additional full-stack developers to focus on mobile, frontend and backend projects such as:

Mobile video chat

Minds.org upgrades

Software documentation

Further enhancements to categories, bitcoin and monetization

Grow Internet infrastructure with servers, storage and network.

If we raise: **$1,070,000**

Use of Proceeds: Above

Hire person to sell hosting

Hire admin

Hire an additional full-stack developers to focus on mobile, frontend and backend projects such as:

Open data initiative and social API standard

Voting and polling

Referral rewards program

Hosting

Translations

Improved office space

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$15 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) Investors that are part of the first $400K of the round will receive a valuation cap of $12.75 million for the portion of their investment that is part of the first $400K.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$100,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$100,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$100,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$100,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Common Stock	5,000,000	2,500,000	Yes
Common Stock			
Common Stock			
Other			

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	500,000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes, SAFE investors investing over $100K will have voting rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

At December 31, 2016, drawings under the John Ottman Letter of Credit were $535,848. Interest under this facility accrues at a simple rate of 8% per annum. Also as of December 31, 2016, accrued interest payable under this line was $32,875. All drawings and accrued interest under the letter of credit are due and payable at December 31, 2018. The line of credit, including any accrued interest, will come due at the earlier of a financing event in excess of $5,000,000, sale of the Company, or the expiration date of the line of credit.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

At December 31, 2016, drawings under the John Ottman (CEO and Founder) Letter of Credit were $535,848. Interest under this facility accrues at a simple rate of 8% per annum. Also as of December 31, 2016, accrued interest payable under this line was $32,875. All drawings and accrued interest under the letter of credit are due and payable at December 31, 2018. The line of credit, including any accrued interest, will come due at the earlier of a financing event in excess of $5,000,000, sale of the Company, or the expiration date of the line of credit.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Company Overview

Minds, Inc. is the owner and operator of Minds.com, a leading free and open source social networking platform. Minds was founded in 2011 as a project to promote free information sharing, global sustainability and collaboration. The idea gained traction quickly with each new software release, and today the Minds platform has over 2 million monthly active users.

Frustrated by encroachments on Internet freedom and degraded business practices at top proprietary social networks regarding privacy, transparency, censorship algorithms and demonetization, a small and dedicated team, led by Minds Co-Creator & CEO Bill Ottman, joined with a gathering of minds worldwide to create a new social media model engineered for Internet freedom and user control.

Minds differentiates itself from other social networks in four essential ways:

Internet freedom - Minds is engineered for freedom of speech, transparency and user privacy. Minds users may choose to be anonymous, if they wish, for total privacy protection, and free speech is limited only by US law. Additionally, because Minds software is free and open source, users gain full transparency into site operations through peer review (https://minds.org).

Expanded reach - Minds channels organically reach 100% of their subscribers. The Minds Boost feature expands reach even further through a system which rewards users for site activity with Minds points, a digital currency may be exchanged for views on the Minds network.

Encrypted communications - Minds is encrypted end-to-end. By using asymmetric encryption (public and private keys), Minds has zero-knowledge of the content of user messages.

Monetization - Minds believes that users should be rewarded for their efforts online and pays users points that may be redeemed for views on the network. Minds also pays bloggers for revenue earned by placing banner ads on their content, and any channel may create exclusive content viewable only via paid monthly subscription. Finally, Minds Wire enables peer-to-peer payments between channels in Minds points, USD or Bitcoin as a reward/tip for posting awesome content.

Key Milestones:

December 2014 - Minds alpha go live; 50k registered users.

March 2015 - 112K registered users; 1.2 million pageviews

June 2015 - Minds mobile app launch with viral Boost/reward system and encrypted chat goes viral with 104K mobile downloads (iOS and Android)

July 2015 - Mainstream global media outlets erupt with reports of Minds launch and for solving privacy and organic reach issues; Huffington Post, Forbes, Vice, Wired, BBC, Business Insider, International Business TImes, Voice of America

March 2016 - 381K registered users; 4.1 million pageviews; 4.3K mobile downloads (149K total); 3.5 million boosted views

September 2016 - 476k registered users; 5.9 million pageviews; 11.7 million boosted views; 6.8K mobile downloads (184K total)

January 2017 - Global monetization enables Minds channels to create exclusive content viewable only by subscription, collect ad revenue, and exchange peer-to-peer payments with fellow vloggers, writers and watchers.

March 2017 - 573k registered users; 8.1 million pageviews; 33.6 million boosted views; 10.3K mobile downloads (235K total)

Q2 2017 - Minds mobile beta (iOS and Android) establishes a next generation mobile technology delivery platform. New features include Blogs, Groups and Wire enabling Minds channels to pay each other with Minds points or cash as a reward for their content.

Company Trends

The Minds team includes a core group of software developers and staff working for Minds, Inc., a variable number of open source software developers at large, and over 2 million monthly active users worldwide who participate in the Minds beta.

Our first goal was to demonstrate extreme scalability, serviceability and availability for the Minds social media platform. Minds has selected Amazon Web Services (AWS) as our infrastructure and cloud provider for reliability, elastic capacity and extreme cost efficiency. The Minds software platform is built end-to-end with free and open source, super scalable Internet technologies such as GNU/Linux, Nginx, Elasticsearch, OpenSSL, Apache Cassandra, Redis, MongoDB, Angular2, Ionic, Cordova and PHP.

With these state-of-the-art Internet technologies running on the AWS infrastructure, the Minds platform is able to dramatically scale operations and meet viral or spiking user demands. Operational results from the Minds beta program indicate that the platform is capable of near linear, scalable growth on a declining cost per active user basis. The Minds team considers such high end performance and massive scalability as an essential requirement to compete with the world's largest social networks.

We plan to grow our in-house team by hiring best-in-class contributors across all aspects of operations, engineering, sales and marketing. We will rely on the Minds core team for new development, operations, support and administrative roles. The greater Minds community of open source developers and Minds beta users also play a huge role, contributing code, designs, media, testing features, collecting bugs and helping us work through operational issues at scale.

Minds also grows when social media projects select Minds' open source code or Minds Hosting. Organizations, seeking to launch their own private branded social networks, may customize Minds software to run in their own data centers or select Minds hosting as a turn-key cloud service. Minds' inherently distributed architecture enables each network to operate standalone or as a federated node in a network of Minds networks. We expect that the availability of Minds free and open source software will significantly advance the global acceptance of the platform and set a new free software standard for social media.

Revenue: Minds revenue grew 67% in 2016 and Minds Points became our fastest growing revenue source. We expect this trend to continue and for Minds Points to become our largest revenue stream in 2017. Revenue from media ads grew 51% year over year and was the largest contributor to total revenue for the year. Despite this strong up trend and contribution, management remains cautious regarding observable downward pressure on RPM (revenue per thousand views) and restrictive, reach collaring algorithms now routinely in use by major sharing sites such as Twitter and Facebook.

Net Income: Given the extensive investments made in engineering, infrastructure and product development, Minds has operated with net losses every year it has been in business. Our expenses for 2016 increased 53% and net loss increased 48% demonstrating that higher revenues have begun to offset rising expenses. Nonetheless, as the Minds network continues to grow at a very high rate, we expect dramatic revenue growth to outpace expenses and provide a pathway to positive cash flow and EBITDA results.

Primary Activities

Minds has four sources of revenue:

Products - Minds sells Boost Points to its users who exchange them for views on the Minds network. 1 Point = 1 view. Minds also earns a 5% commission on peer-to-peer financial transactions between channels such as subscriptions for exclusive content.

Media ads - Minds channels may monetize blogs with third party banner ads and split the advertising revenue with Minds 80/20. Minds also operates several blogging channels for the express purpose of driving banner ad revenue.

Hosting Income - Minds offers enterprise grade hosting services for customers to launch their own private branded social network.

Professional services - While professional services and consulting is not a priority for Minds, we offer hourly consulting services and bespoke pricing for client projects to implement Minds.

Historical Results of Operations

2016 was a landmark year for Minds as the Company released a blizzard of new features across the site. Minds grew to over 2 million monthly active users (MAU) validating Minds as a leading challenger to the mainstream social media players.

Revenue

Minds revenue grew 67% year over year, from $58,463 in 2015 to $97,696 in 2016, as the company found success with new monetization methods. In particular, Minds established its digital point currency over the past year as its fastest growing revenue line and the largest monthly revenue contributor. In 2016, media ads increased 51% to $73,776 and was our largest revenue source. Hosting and professional services revenue also emerged as contributors over the last year. With so much focus and attention on engineering thus far, we are pleased to have established a high growth revenue plan so well aligned to the growth of the overall network.

Expenses

In 2016, Minds' Cost of Sales expenses increased 58% year over year from $62,584 to $98,848 largely as a result of the higher costs from Amazon Web Services (AWS), Minds cloud services provider. Operating expenses, largely payroll and consulting costs, grew from $225,499 in 2015 to $305,982 in 2016.

Short term and Mid Term Expenses

We anticipate to focus spending on payroll, infrastructure and associated Internet costs. We will be expanding development and marketing staff in 2017. During 2017, the Company is projecting the addition of two medium tier web developers at an annualized cost of $110,000, although the 2017 impact will be approximately $57,000. All other spending will be consistent with the last quarter of 2016. AWS Cost of Sales is expected to increase proportionately with revenues.

Net Income

Net income (loss) for 2016 was ($335,228) an increase of 41% over the prior year ($236,992). The increased loss is reflective of not only the increased direct AWS support costs, but also the incremental direct labor associated with creating and supporting the infrastructure to expand our revenue sources. Faster revenue growth began to offset the increased investment levels in the fourth quarter, narrowing the net loss and improving margins.

Liquidity

Our cash and cash equivalents were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in growing and supporting the business. Accordingly, our cash and cash equivalents are invested primarily in a commercial checking account.

Historically, cash balances have ranged from $4,000-$30,000 and we are managing cash requirements through a line of credit facility which is drawn down as needed to fund operations. As of Dec 31, 2016 unused drawings against our approved line of credit were $464,152.

Cashflow

Net losses for 2016 and 2017 was $335,228 and $236,992 respectively. These losses were funded by investments of over $535,848 in cash drawings on the line of credit.

We anticipate using our available cash balances, cash from operations and drawings on the credit line to support operations over the next 12-24 months. We expect that the proceeds of this Wefunder offering will improve our liquidity and provide an additional source of working capital for Minds to pursue its strategic and tactical objectives.

Cash Flow Trends
While Minds has operated under negative cash flow since its founding, the Company is committed to achieving positive cash flow as soon as possible and has made progress in narrowing the cash burn.

Capital Resources
We have financed our operations through equity investments and a $1M interim Letter of Credit (LOC) which has recently been extended to 12/31/18. This credit line, offered by John Ottman who is also Co-founder and Chairman of Minds, Inc., accrues interest at an annual rate of 8%, payable upon termination of the line. Funds from this source are used to meet payroll and direct costs on a monthly basis. As of December 31, 2016, the current outstanding balance owing was $535,848, and the available funds under the LOC were $464,152. Accrued interest associated with this credit facility at December 31, 2016 was $32,875. All drawings and accrued interest is payable in full on December 31, 2018. Any interruption in the availability of this credit line would severely impact our ability to fund operations and meet financial obligations, and remain a going concern.

Capital Terms
The senior credit facility contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of 12/31/16.

Future Prospects

With the additional financing from the Wefunder campaign, the Company expects to continue to materially increase revenues in 2017. Although there is no guarantee that our previous revenue increases or margin improvements will continue, we anticipate significant growth in the coming years. Nonetheless, it may be years before investors see a return on their investment, if they do at all.

Risks and Uncertainties

Global markets for the Company's offering are highly competitive and subject to rapid technological change. The Company may not be able to effectively compete in some or all of these markets.

In the two most recent fiscal years ending December 31, 2016, the Company has consumed a total of over $600K in cash. There is no guarantee that, even with significant subsequent cash infusions, the Company will break even or generate positive cash flows.

To remain competitive and increase client demand, the Company must develop and manage successive platform releases and transitions.

The Company growth relies heavily on third party digital content. The Company may not be able to attract this content on commercially reasonable terms or at all.

The Company is subject to local laws and regulations worldwide. Changes in these administrative protocols could materially increase the cost of doing business, or even preclude it.

The Company's business and reputation may be adversely impacted by system failures or network interruptions.

The Company's quarterly and annual operating results may fluctuate widely, and be negatively affected by efforts to build volume or react to competition.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences.

The Company relies on Amazon Web Services for hosting and other third party technology vendors such as Stripe, Braintree, Google and Paypal for payments and services. Any interruption in the availability of these services could have material negative impact on our ability to deliver service to users, as well as the profitability of these operations.

The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings. Our long-term vision is to extract all third party hosting requirements in order to become independently sustainable.

Cash in Hand and Burn Rate

As of April 2017, we have $20,686 cash in hand and was burning cash of approximately $36,000 per month. The difference will be funded by the founders reserve as well as $1mm line of credit.

Summary

In just four years, Minds has established itself as a leading social network. Our success is based on free and open source technology, Internet freedom, privacy and by enabling users to control their social world and be rewarded for their efforts online. The key indicators of our business, including user growth, technology development, revenue and net income, are all demonstrating strong progress against stated goals. The Minds alpha release successfully established the functional requirements for our open source social media platform, and Minds beta has demonstrated massive scalability. Our progress, thus far is certain. We look forward to Minds full production launch for web, iOS and Android in 2018.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://minds.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE Minds 12.75mm Early Bird 400k
SAFE Minds 15mm 600k

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

CLOSING IN 4 DAYS
Invest until 11pm EDT on Jun 9

INVEST IN MINDS

The community-owned social network

Minds is a community-owned social networking platform that rewards you for your activity online with revenue and more views on your content. We are built on a foundation of freedom, transparency, privacy and democratization.

$300k on day one! We encourage everyone to invest and help us raise $1m in record time.

Bill Ottman
CEO, MINDS

FOLLOW US FOR UPDATES SHARE TWEET



1441
investors

$1,000,000+ $100 mi **INVEST**
raised of $100K-$1M goal
by Wefunder Portal LLC

Future Equity (SAFE)
$15M valuation cap
A SAFE gives you the right to future shares in Minds. If you invest, you're betting the company will be worth more than $15M in the future.
INVEST $100K FOR PRO RATA RIGHTS.

$12.75M Valuation Cap
Investors who fund the first $400k of this fundraise will invest at a $12.75M Valuation Cap.

INVESTOR PERKS

$100+	Your name on the Official Founders Page of our website
	10,000 points
	Investor badge on your channel page
$1,000+	Investor badge on your channel page
	10,000 points
	Coffee cup
	T-shirt
	Video chat with the Minds team
	Your name on the Official Founders Page of our website
$5,000+	Video chat with the Minds team
	Coffee cup
	T-shirt
	10,000 points
	Investor badge on your channel page
	Your name on the Official Founders Page of our website
	Dinner with Bill
$10,000+	Coffee cup
	T-shirt
	10,000 points

	Investor badge on your channel page
	Your name on the Official Founders Page of our website
	Wine and Dine with the Minds Team
	Quarterly video chat with the Minds team
$25,000+	Your name on the Official Founders Page of our website
	Wine and Dine with the Minds Team
	Investor badge on your channel page
	10,000 points
	T-shirt
	Coffee cup
	Quarterly video chat with the Minds team
	Sponsor a major feature

OUR AMBITION

Our mission is to become the top social network on earth, powered by the people.

Traditional social media networks are overrun with surveillance, censorship, demonetization and restrictive algorithms. Minds solves these problems with free and open source software, free speech policy, anonymity, encryption and decentralization.

KEY FACTS

- 2 million+ unique monthly visitors
- 650 million+ views served
- 3.8 million+ newsfeed impressions served/day
- 67% revenue growth in 2016
- 600,000+ registered users
- 250,000+ mobile app installs
- Top 4,000 site in the US

DOCUMENTS

Video Transcripts

https://minds.com *from Wilton CT*

TECH · COMMUNITY · MARKETING · SOFTWARE · ADVERTISING · APP · BITCOIN · FILM · ENTERTAINMENT · ANALYTICS · SUSTAINABILITY · API · ART · B2B · B2C · MEDIA · CRYPTOCURRENCY · CROWDFUNDING · EDUCATION · MUSIC · MOBILE · MARKETPLACE · PAYMENTS · SAAS · SHARING ECONOMY · SOCIAL · SOCIAL IMPACT

THE BUZZ ABOUT MINDS

2 million views on my Minds account already in just 6 months. Unreal. Mainstream social media will fall just like mainstream media.

Dave Cullen

Founder, Computing Forever

Minds.com is an example of how modern tech start-ups are evolving under the bootstrap model. From savvy use of the cloud, open source software, and free Internet services to support their global developer network, they have built a compelling and innovative young company. Such extreme efficiency was just not possible only a few years ago.

George Kadifa

Managing Director, Sumeru Equity Partners

I was banned from Twitter for no apparent reason. Thank God for Minds.com.

Carl Benjamin

Sargon of Akkad (535,000+ YouTube subscribers)

Given that Facebook, Youtube, and Twitter have started suppressing my content with algorithms, my followers should start following me here on Minds to ensure that they wont be being fed a censored feed void of my posts.

Millie Weaver

Reporter @ Infowars

Every civilization deserves a secure, open source social networking app. Minds could be the one.

Douglas Rushkoff

Media Theorist

Becoming clearer and clearer to me that the main social platforms are censoring and banning people. Think I need to spend more time here...

Dave Rubin

Founder, The Rubin Report

Congratulations to Minds, a new wave of social networking. Boston Global Forum will definitely use Minds to implement our initiatives for peace and security in the world.

Nguyen Anh Tuan

Founder, Boston Global Forum

Minds.com is the most promising, open-source, encrypted alternative to Facebook around right now. For anyone who has concerns about how their data is being handled, or who prefers a truly open Internet where their network and their influence is not controlled, Minds.com is the obvious choice. All of us will benefit from this alternative gaining legitimacy, and now is the time to get on board.

Daniel Pinchbeck

Author

One of the most concrete things that Internet users can do to fight back is to move away from giant, centralized web services and start using ethical, open-source, privacy-conscious social networks like Minds.

Evan Greer

Campaign Director, Fight For The Future

By launching under the AGPLV3 license Minds is demonstrating its commitment to the free software movement and firmly takes the side of internet freedom.

Daniel Doubrovkine

CTO, Artsy

Minds offers us what other social media sites refuse to: privacy and respect.

Nick Bernabe

Founder, The Anti-Media

Minds' stated goal is to provide complete confidentiality for their users. By engineering HTTPS throughout their application, and leveraging end-to-end RSA 2048-bit encryption for messaging in their beta release, they are well on their way to achieving that goal.

Josh Shaul

Vice President, Product Management at Akamai Technologies

The Social Media Exodus Has Begun. Here's Where Everybody's Going.

James Corbett

Founder, The Corbett Report

I have tried many new social media sites and they always let me down. I'm actually surprised at how impressive I find Minds to be.

Tim Pool

Award Winning Journalist and Technologist

Minds is becoming the hub for independent media and activism! In a time of great censorship, the truth reigns supreme on minds.com.

Tami Canal

Founder, March Against Monsanto

THE HUFFINGTON POST

Minds.com and the State of Online Discourse

September 7, 2016

Censorship and echo chambers are limiting the potential of the internet. Can Minds.com create a place for sustained engagement online? Twitter and Facebook have problems as outlets for complex thoughts. On Twitter and Facebook, those who

BUSINESS INSIDER

Anonymous is supporting a new privacy-focused social network that takes aim at Facebook's shady practices

December 6, 2015

As if there weren't enough social networks out there, here's another new social network. But this one hopes to attract the likes of online freedom activists, and it even wrangled the attention of Anonymous. Minds.com is a social network like most

Voice of America

Social Media Network Wants Privacy in User's Hands

July 6, 2015

In ways both obvious and subtle, Facebook may be the best proof of the old adage "there's no such thing as a free lunch." The social network is free for anyone to join but in exchange it's constantly vacuuming up public and private data about its

YouTube

The Man Behind An Encrypted Network That Will Take Down Facebook

June 20, 2015

In this video Luke Rudkowski talks to the CEO and one of many people behind minds.com a new opensource encyrpted social network that many are saying will destroy facebook. The new social network took off and gained popularity when

SocialTimes

Minds Launches Virtual Currency-Powered Social Networking App

June 19, 2015

Minds announced the beta launch of its open-source social networking platform for iOS, Android and the Web. The app was designed in part to help users expand their viral reach, and it offers a points system, giving users control of their content sharing

BBC

Anonymous backs new encrypted social network site

June 18, 2015

A new social network, backed by the Anonymous group, aims to take on major sites like Twitter and Facebook with a commitment to privacy and transparency. The site, Minds.com, has the same basic set-up as other social networks. Users post updates to

Anonymous launch snooper-proof social network

June 17, 2015

The international hactivists are promoting an encrypted Facebook alternative that cannot be read by corporations and governments.



Encrypted Social Network 'Minds' Will Protect User Data From Government and Corporate Snoops

June 17, 2015

"Regain control of your social world," advertises the homepage of new, privacy-oriented social-media platform Minds.com. Minds excels where other popular social networks, particularly Facebook, fail: protecting user privacy and not using or selling

Anonymous is building a site to kill Facebook

June 17, 2015

A new social network, backed by members of Anonymous, hopes to take on Facebook and the other social media giants with a commitment to privacy, security and transparency about how posts are promoted. The site, Minds.com, has the same

Anonymous backs encrypted social network 'Minds'

June 16, 2015

A new privacy-focused social network has seemingly won the support of hacker collective Anonymous. Minds.com has just launched on web and mobile and is not only a social network in its own right, but operates as a free and open-source

Facebook's Latest Challenger: Social Network 'Minds' Pushes Privacy And Transparency

June 15, 2015

Bill Ottman has spent the past decade pushing for paradigm shifts in the consumption of news and conversations around media. His latest target: Facebook. In the age of social networks and several loud Facebook competitors, Ottman launched

Non-creepy social networks make it to your smartphone

June 15, 2015

In response to fears over privacy, small social networks offer encryption and refrain from selling user data. Now their services are coming to mobile devices.

Struggling With Facebook Organic Reach Decline? Try This New Open Source Social Networking App

June 15, 2015

If you have been burnt by the decline of the organic reach of your Facebook pages, you may consider trying something different, although of course it's hard to replace a website that has become such an integral part of our lives. Minds.com founder and

Meet Minds: A Free & Open Source Social Networking Platform


Bill Ottman
2524566
1 point = 1 view
History
Purchase points
Peer2Peer Boost Review
Points
Views
Boost

"Every civilization deserves a secure, open source social networking app. Minds could be the one."



Douglas Rushkoff
Media Theorist

"I have tried many new social media sites and they always let me down. I'm actually surprised at how impressive I find Minds to be."



Tim Pool
Award Winning Journalist and Technologist

How We Do It

We've built a full-spectrum of features to empower communication and organic reach.


35866 points

Wallet

Monetize your channel and track your transactions.



Channels

Your public profile to share your ideas with the world.


Boost
73 views

Boost

Get more views on your content by exchanging points for views. 1 point = 1 view.



Messenger

Communicate with end-to-end encrypted chat for real privacy.



Blog

Write about topics you are passionate about.



Newsfeed

View your subscriptions' posts and comment in real-time. Post statuses, images and videos.



Groups

Create public and closed communities.



Video

Upload and share native HD videos.

Our Network Is Growing Rapidly

Since our inception, we've gained viral traction with every new release, and we haven't even left beta. Early adopters are finding it far easier to gain views and a following on Minds than other major social networks.

Check out our traffic stats on Alexa.



Total Users Thru April '17: 600,000
600,000
450,000
300,000
150,000
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Total Users



Monthly Page Views in April '17: 11,227,449
7,500,000
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Monthly Page Views



Total Post Views Thru April '17: 400,000,000
400M
300M
200M
100M
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Total Post Views

How Minds Generates Revenue

Demand for greater reach, monetization tools and social network control is rising.



+ 50
Daily login reward.

Points & Boost

Users buy points to boost their content for greater reach.



Boost
73 views

Priority Boost

Users can get to the front of the boost feeds for an extra fee.



Ad-Revenue

Minds is an alternative ad network and generates revenue from partners who place ads in our content.



P2P Payment Service

Minds takes 5% fee on P2P transactions between channels such as premium content subscriptions, Wire and P2P boost.



Hosting

Minds hosts custom branded social networks and mobile apps for monthly subscription payments.

How Users Generate Revenue on Minds

Users can monetize their channels to activate an array of options to make a living online.


Bill Ottman
@ottman
SUBSCRIBE
SUBSCRIPTIONS
20550

Paid Subscriptions

Set a monthly price for your fans to pay for your exclusive content and services.


Peer2Peer

Peer-to-Peer Boost

Receive offers from other channels to share their content in exchange for points or dollars.



Ad Revenue

Monetize your blog with ads.


1000
SEND

Minds Wire

Receive tips from your audience for content they enjoy in points, dollars or Bitcoin.

How Users Can Go Viral Boosting On Minds

Minds users earn points for activity on the site, or they may also buy points to boost their posts to wider audiences.

1 point = 1 view | $1 = 1,000 points


Raymundo
5000
Points
5000
Views
CANCEL
BOOST!

Rewards

Post a text/link activity	+1
Get commented on	+1
Be subscribed to	+5
Get voted up	+5
Get reminded	+5
Post a rich media activity	+15
Publish a blog	+15
Hourly	+20 - 50

Our Journey So Far

The Internet and press response to Minds.com has been wildly enthusiastic—proving people are hungry for an alternative social network.

Projections are dependent on variables outside of our control and may not materialize as displayed.

December 2014

Minds alpha go live; 50k registered users.

March 2015

More early users join Minds

112K registered users; 1.2 million pageviews.

June 2015

Our Mobile App Launches

Mobile App Launches with viral boost/reward system and encrypted chat, and goes viral with 104K mobile downloads (iOS and Android).

July 2015

Press Frenzy Over Minds.com

Mainstream global media outlets erupt on reports of collective support of Minds for solving privacy and viral reach issues; Huffington Post, Forbes, Vice, Wired, BBC more.

March 2016

Strong Growth Momentum

381K registered users; 4.1 million pageviews; 4.3K mobile downloads (149K total); 3.5 million boosted views.

September 2016

Minds releases full stack of software as free and open source. Growth momentum continues.

Minds releases full stack of software as free and open source. Growth momentum continues.

January 2017

Global Monetization

Enables Minds channels to create exclusive content viewable only by subscription, collect ad revenue, and exchange peer to peer payments with fellow vloggers, writers and watchers.

March 2017

More Growth Momentum

573k registered users; 8.1 million pageviews; 33.6 million boosted views; 10.3K mobile downloads (235K total).

Q2 2017

Minds Becomes a Top 10,000 Website Worldwide

Minds Mobile2.0 (iOS and Android) establishes a next generation mobile technology delivery platform. New features include Blogs, Groups and Wire enabling Minds channels to pay each other with Minds points or cash as a reward for their content.

A Conversation with the Founder of Minds

What's the problem Minds.com is solving?

The lightbulb moment

What drives customers to your site?

LET'S BUILD A REAL SOCIAL NETWORK

Watch the founder Bill Ottman on Timcast below.


OPEN TO

Over the last few years, Minds has emerged from the grassroots of alternative media and activism to become a top open source competitor to Facebook, Twitter and Google. How did this happen?

The first milestone was clearly understanding who we are. We are Minds. Our name resonates with the global community because it represents everyone. We are not the typical tech startup because we have an underlying philosophy of freedom.

The next step was delivering the core platform and software that could actually scale and be a viable competitor, functionally. This took years of effort and what I can only describe as pure madness in the laboratory. It was the most challenging time of my life and I imagine the same can be said for others on the team. Now, we have finally landed on a stack that can handle the masses, and we've proven it with repeated viral migration events and millions of people on the app. There's still a long way to go, but we have something that people love now.

We do things differently from how status-quo networks operate. They want to dominate and data-mine you. We want to liberate. They keep their code secret, we share it with everyone. They spy on you, we engineer encryption everywhere. They restrict reach and speech with annoying algorithms, we amplify it with rewards. They offer limited tools to make money, our mission is to help everyone earn a living doing what they love.

Ultimately, we think the next major social network will actually be a decentralized network of networks, not "one ring to rule them all." The free nature of our app means that anyone can build their own app based on Minds, and since we all share our code with each other, it creates a self-propelling movement. These apps can all optionally interconnect, thus creating an unstoppable, distributed force.

Minds.com and Minds.org are powerful destinations that people want to be a part of because they feel they are capable of reaching the top. The company is a literal manifestation of the people's contributions to the network, and now we are taking this principle to the next level by opening up ownership to the world.

Social impact and revenue are both required for true success. So whether your interest as a potential investor and co-creator lies in the freedom realm or viral reach and revenue world, I hope you'll join Minds. It's already yours.

Let's do this,



Bill Ottman
Founder & CEO

WHY I INVESTED IN MINDS

"The vision for Minds sprang from the passion of a young entrepreneur seeking to build a mindful social platform for the free exchange of ideas. Today, Minds is a high growth social media platform based on freedom of speech, privacy, rewards, monetization and expanding social reach.

Minds is a market disruptor because the users are in control. With over 2 million monthly active users, Minds is challenging mainstream social media by empowering users to control their own social world. Minds has done a terrific job establishing revenue, growth and momentum.

As a veteran high tech entrepreneur, angel investor and operating executive, Minds is my lead investment. I am also delighted to support our founder and CEO, Bill Ottman, in my roles as chairman and co-founder of Minds."



John Ottman

CHAIRMAN, COFOUNDER AND LEAD INVESTOR, MINDS, INC

MEET THE FOUNDERS



Bill Ottman

CEO

Internet entrepreneur, freedom of information activist and artist



Mark Harding

CTO

Chief Technology Officer at Minds



John Ottman

Chairman

Working for and building great companies for over 20 years



Ian Crossland

Director of Media

Producer, visionary and social media engineer

AND THE REST OF THE TEAM



Peter Schwartz

CFO



Mark Andrew Culp

Director of Finance



Emiliano Balbuena

Senior Developer



Taylor Humphrey

Marketing Associate

RAISED $1,347,300 FROM 1441+ INVESTORS

$347,300	$1,000,000
December 2013 PRICED ROUND	In Progress



Eric Rodrigues



Faizan J. Khan

Technology Entrepreneur and Angel Investor



Teddy MacKenzie



Frank James Crow

Software Engineer, Home Brewer, Martial Artist, and former percussion instructor!



El Davi



Shawna E Fowler

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is Minds?

Minds is a community-owned social networking platform that rewards you for your activity online with revenue, digital currency and more views on your content. We are built on a foundation of freedom, privacy and democratization.

What problem not addressed by other social networks is Minds trying to solve?

Disgruntled social media consumers and professional content creators are in an uproar over unfair business practices that threaten Internet freedoms and limit their ability to earn a living online.

The outrage is loudest over censorship, fake news filters and algorithms that limit organic reach to as low as 3% of the intended audience. Creators who rely on Internet ads to make money may routinely face demonetization of their content when it is deemed controversial by unseen editors. Everyday users who fuel the networks with activity have surrendered their rights and privacy through surveillance and the lack of transparency inherent in proprietary software business models.

How is Minds different from other social media networks?

Minds differentiates itself from other social networks in three essential ways:

Internet freedom - Minds is engineered for freedom of speech, transparency and privacy. Users may choose to be anonymous, if they wish, and free speech is limited only by US law. The software is free, open source and encrypted end-to-end for maximum transparency and privacy, peer-reviewed at (https://www.minds.org).

Expanded reach - Minds channels organically reach 100% of their subscribers. The Minds Boost feature expands reach even further through a system which rewards users for site activity with Minds points, a digital currency that may be exchanged for views on the Minds network at a rate of one point per view.

Monetization - Minds believes that users should be rewarded for their efforts online and pays users points that may be redeemed for views on the network. Minds also pays bloggers for revenue earned by placing banner ads on their content, and any channel may create exclusive content viewable only via paid monthly subscription. Finally, Minds Wire enables peer to peer payments between channels in Minds points, USD or Bitcoin as a reward/tip for posting awesome content.

How does Minds make money? ^

Minds has four sources of revenue:

Products - Minds sells Boost Points to its users who exchange them for views on the Minds network. 1 Point = 1 view. Minds also earns a 5% commission on peer-to-peer financial transactions between channels such as subscriptions for exclusive content.

Media ads - Minds channels may monetize blogs with third party banner ads and split the advertising revenue with Minds 80/20. The company also operates several blogging channels for the express purpose of driving banner ad revenue.

Hosting Income - Minds offers enterprise grade hosting services for customers to launch their own private branded social network.

Professional services - While professional services and consulting is not a priority for Minds, we offer hourly consulting services for client projects to implement Minds.

How do you acquire new users? ^

Minds growth strategy so far has been organic through word-of-mouth and propelled from the support of the global free speech, privacy, alternative media and open-source communities. We have spent very few resources on marketing, but we do have access to millions of followers on other social network pages we administrate, which we are constantly using to migrate users via viral news articles. As old social networks continue to censor, spy and limit the reach of their users, the demand grows for an ethical alternative.

What's new about what you're making? ^

We operate very differently than most traditional social networks. They spy, we encrypt. They limit your voice, we expand it. They don't share their code, we share it all. Minds users are excited because they are rewarded for their efforts online with digital currency, privacy and monetization tools.

How big is the market? ^

About 2 billion people use social networks, spending nearly $40 billion on social media advertising.

What's your biggest risk? ^

First, we are operating in a highly competitive market and are subject to rapid technological change. Our biggest risk is that we may not be able to effectively compete in some or all of these markets. To remain competitive and increase client demand, Minds must develop and manage successive platform releases and transitions with great execution.

Second, Minds is subject to local laws and regulations worldwide. Changes in these administrative protocols could materially increase the cost of doing business, or even preclude it. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings.

What do you understand about your business that others don't get? ^

We understand that free and open source software inevitably benefits end-users with greater transparency, reach, rewards, privacy, revenue and features. This is because pace of development and innovation occurs fastest when global developers have greatest access to code.

People are becoming increasingly aware of the nature of the apps they use, and the knowledge of free and open source code will be even more common in the future, as machines integrate more heavily into our daily lives. We need to know what those machines are up to; Minds is leading the charge toward a future where we control the robots and not the other way around.

How many users do you have? ^

Minds currently is operating at 2 million unique monthly users.

What do you tell people who are skeptical of your chances of competing with Facebook? ^

If you had the option of choosing freedom and abundance or slavery, which would you choose? Minds rewards users in every sense, and the system is working and growing. Facebook does the opposite and people are upset. Once the functionality is fully competitive, people will, at the very least, supplement their experience with an ethical and reward-based alternative.

In addition to freedom, free and open source software also enables extreme software development productivity such that a small team may create an even better result than a large organization with far greater resources.

Who makes up your in-house team working on the project? ^

Minds is led by its Founder & CEO Bill Ottman. Bill is responsible for the vision and creation of Minds and is the leader of the Minds open source community. In addition to his significant online following, Bill is a recognized leader in the Internet freedom and open source software movements.

John Ottman is Chairman and Co-founder of Minds and also Bill's father. John is a veteran software entrepreneur, angel investor and Minds lead investor. He provides leadership and guidance to the team and even helps out with site operations.

Mark Harding is Minds CTO, and he is responsible for all engineering and software development. Mark manages two in-house software engineers and also directs the development efforts of the Minds open source community of global developers.

Ian Crossland is Minds Director of Media and visionary, helping guide site changes with his vast experience as a video blogger and entrepreneur. He works, intrinsically, on daily operations throughout the site and advises the team on future goals and directional plans.

What has been your biggest obstacle so far? How did you overcome it? ^

When Facebook changed its algorithm, our organic reach was cut enormously. Revenues plummeted and the company faced a survival crisis. We learned then that Minds could not survive as a business by relying on Facebook and Twitter for traffic. We needed to build our own independently sustainable community. And, we did! Now, the majority of our traffic is organic, from logged-in users. This was an epic undertaking.

Where did the idea for Minds come from? ^

Frustrated by encroachments on Internet freedom and degraded business practices at top proprietary social networks, a team of software developers led by Minds Founder & CEO, Bill Ottman, joined with a gathering of minds around the world to create a new social media model engineered for Internet freedom and user control.

What's your cash flow? ^

As of April 2017, we have $20,686 cash in hand and were burning cash of approximately $36,000 per month. The difference will be funded by the founders reserve as well as $1mm line of credit.

ASK A QUESTION

Type your question here...

ASK QUESTION

Jacob Nilcrants May 9

What do I gain if I invest in Minds.com? Is this just a donation campaign or do I actually get shares that I can buy and sell?



Mark Harding CTO FO[illegible] edited May 9

This is an equity crowdfunding campaign. Checkout *https://wefunder.com/faq/securities* for more information about SAFE

LIKE

Marco Cuevas May 9

Just a simple math question. IF I invest $250 as that is all I really have access to at the moment, whenever there is a payout, what is the ideal return, what is the average return, and what is the best case scenario given your market cap info and no additional investments?



Mark Harding CTO FO[illegible] May 9

Hi Marco. You should checkout *https://wefunder.com/faq/securities* which should answer your questions regarding SAFE.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO MINDS

1. Global markets for the Company's offering are highly competitive and subject to rapid technological change. The Company may not be able to effectively compete in some or all of these markets. Some competitors may have greater financial, research and development, operational and marketing resources than Minds and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Minds' competitors to respond more quickly with new, alternative or emerging technologies. The Company's quarterly and annual operating results may fluctuate widely, and be negatively affected... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Minds is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



2nd

Bill Ottman

Co-founder & CEO

Boston Global Forum • University of Vermont

Greater New York City Area • 500+

Connect

We are spiraling through the cosmos right now. Remember that! I am co-creating a free and open source social networking platform called Minds. I'm also an artist, activist and musician. Freedom of the press and u… See more

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Let's see if linkedin's newsfeed works. Message me minds.com/ottman and I'll feature your content. Grab the new app. https://lnkd.in/duxC2nV https://lnkd.in/d9vPNn6
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Experience

Fellow
Boston Global Forum
2015 – Present • 2 yrs

Board of Advisors
Code to Inspire
2015 – Present • 2 yrs

Co-Creator & CEO
Minds
Sep 2010 – Present • 6 yrs 9 mos
See description

Advisor
Word Capital
Jan 2014 – Present • 3 yrs 5 mos
Greater New York City Area
See description

Editor
Exposing The Truth
2008 – Present • 9 yrs
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Education

University of Vermont
B.A., English, Music
2004 – 2008
Activities and Societies: Peace and Global Justice

The Hotchkiss School
2002 – 2004

Contact and Personal Info

Bill's Profile, Websites, Twitter, and Birthday
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Blues Guitar: Learn to Play
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Ian Crossland

Director of Energy at Minds.com

Minds.com • Kent State University

Brooklyn, New York • 318

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Experience

Director of Media
Minds.com
Sep 2012 – Present • 4 yrs 9 mos

Producer
YouTube
May 2006 – Present • 11 yrs 1 mo

Education

Kent State University
Bachelor of Arts (B.A.), Theatre/Theater
1997 – 2001

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John Ottman

Executive Chairman at Solix Technologies, Inc., Chairman and Co-founder at Minds, Inc.

Solix Technologies, Inc. • Denison University

Greater New York City Area • 500+

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Working for and building great companies

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Experience

Executive Chairman
Solix Technologies, Inc.
Mar 2012 – Present • 5 yrs 3 mos
Santa Clara, CA and New York, NY

Chairman and Co-founder
Minds, Inc.
Jan 2012 – Present • 5 yrs 5 mos
Wilton, CT

President and CEO
Application Security, Inc. (acquired by Trustwave Holdings, Inc.)
Sep 2008 – Aug 2011 • 3 yrs

Vice President
IBM, Information Management
Dec 2007 – Sep 2008 • 10 mos

President
Princeton Softech, Inc. (acquired by IBM)
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CTO at Minds

Kramnorth Limited • Royal Conservatoire of Scotland

Manchester, United Kingdom • 500+

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Kramnorth Limited
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Kramnorth build stunning applications and websites tailored to clients specifications for various platforms such as iOS (iPhone and iPad), Android and the web. We love making new and amazing things that look great.

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Chief Technology Officer
Minds.com
Jul 2012 – Present • 4 yrs 11 mos
UK/USA

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Freelance Application Developer
2009 – Jun 2014 • 5 yrs
Internet

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Royal Conservatoire of Scotland
Bachelor's Degree, BMus
2011 – 2014

Rossall School
GCSEs & AS Levels
2008 – 2011

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CFO at CloudCheckr Inc.

CloudCheck Inc. • The George Washington University - School of Business

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CloudCheck Inc.
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Greater New York City Area

Set up financial and accounting infrastructure for startup SAAS cloud software company.
Provide all on-going Financial and Administrative services.

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Application Security, Inc.
Jul 2007 – Jan 2014 • 6 yrs 7 mos

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Actimize Inc.
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Education

The George Washington University - School of Business
MBA, Finance

Yale University
BA, American Studies

Contact and Personal Info

Peter's Profile

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Messaging

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